Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Axovant Science Ltd. of our report dated June 6, 2016 relating to the financial statements, which appears in Axovant Sciences Ltd.'s Annual Report on Form 10‑K for the year ended March 31, 2018.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
August 16, 2018